SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549




                                 FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2002
                                                  (January 23, 2002)





                               CRIIMI MAE INC.
           (Exact name of registrant as specified in its charter)

      Maryland                     1-10360                  52-1622022
(State or other jurisdiction     (Commission             (I.R.S. Employer
   of incorporation)              File Number)           Identification No.)




                           11200 Rockville Pike
                       Rockville, Maryland  20852
 (Address of principal executive offices, including zip code, of Registrant)

                              (301) 816-2300
           (Registrant's telephone number, including area code)


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Item 5.  Other Events

         Adoption of Stockholder Rights Plan

     On January 23, 2002, the Board of Directors of CRIIMI MAE Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company. The dividend is payable on February 4, 2002, (the "Record Date") to the shareholders of record on that date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series H Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $23.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Registrar and Transfer Company as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) the close of business on the tenth day following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 5% or more of the outstanding Common Shares or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 5% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of the Summary of Rights to Purchase Preferred Shares. An "Acquiring Person" does not include (i) the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity holding Common Shares for or pursuant to any such plan, (ii) any person or group of affiliated or associated persons who, as of January 23, 2002, is the beneficial owner of 5% or more of the outstanding Common Shares unless such person or group thereafter acquires any additional Common Shares, or (iii) any person or group of affiliated or associated persons whom the Board of Directors determines has inadvertently become an Acquiring Person, provided such person or group promptly after notice from the Company divests itself of a sufficient number of shares so that it would no longer be an Acquiring Person.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such

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notation or a copy of this Summary of Rights being attached  thereto,  will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on January 22, 2012 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share (or, under circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, including fractions of a Preferred Share, with value equal to a Common Share) per Right.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the close of business on the tenth day following public announcement that an Acquiring Person has become such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after close of business on the tenth day following public announcement that an Acquiring Person has become such, no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Form 8-A dated January 25, 2002. A copy of a Summary of Rights will be distributed to stockholders of record as of February 4, 2002 (the "Summary of Rights"). Additionally, copies of the Rights Agreement are available free of charge from the Company.

     As of January 23, 2002 there were 12,937,341 shares of Common Stock issued and outstanding (and 705,685 shares of Common Stock reserved for issuance under the Company's existing stock option and other benefit plans). As of January 23, 2002 there were 3,597,992 shares of preferred stock issued and outstanding (and 2,418,010 shares of Common Stock reserved for issuance upon conversion of such shares of preferred stock into Common Stock). 45,000 shares of Series H Preferred Stock will be reserved for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board since they may be redeemed by the Company at $0.001 per Right at any time until the close of business on the tenth day following the date on which a person or group has obtained beneficial ownership of 5% or more of the shares of Common Stock.

     The form of Rights Agreement between the Company and the Rights Agent, specifying the terms of the Rights, which includes as Exhibit A the form of Articles Supplementary to the Articles of Incorporation of the Company setting forth the terms of the Series H Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the form of Summary of Rights to Purchase Preferred Shares, is attached hereto as an exhibit and incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibit.

II.  Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     The  following  exhibits are filed as part of this  Current  Report on Form
8-K:

     (c) Exhibits.

4. Rights Agreement, dated as of January 23, 2002 between CRIIMI MAE Inc. and Registrar and Transfer Company, as Rights Agent. The Rights Agreement includes as Exhibit A the form of Articles Supplementary to the Articles of Incorporation of the Company setting forth the terms of the Series H Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the form of Summary of Rights to Purchase Preferred Shares.

99.1 Press Release, dated January 24, 2002.

99.2 Form of Letter to CRIIMI MAE Inc. Common Stockholders, dated
               , 2002.
     ------- --

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 CRIIMI MAE Inc.



Dated: January 25, 2002          /s/William B. Dockser
                                 -----------------------------------------
                                 William B. Dockser, Chairman of the Board





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                                  EXHIBIT INDEX

Exhibit
No.                                         Description
-------------------------------------------------------------------------------

*4. Rights Agreement, dated as of January 23, 2002 between CRIIMI MAE Inc. and Registrar and Transfer Company, as Rights Agent. The Rights Agreement includes as Exhibit A the form of Articles Supplementary to the Articles of Incorporation of the Company setting forth the terms of the Series H Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the form of Summary of Rights to Purchase Preferred Shares.

*99.1    Press Release, dated January 24, 2002.

*99.2    Form of Letter to CRIIMI MAE Inc. Common Stockholders, dated
                   , 2002.
         ------- --

*Filed herewith.